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                   Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the inclusion of our report dated June 14, 2000 on the financial statements of the Lancaster Press, Inc. Union Savings Plan as of December 31, 1999 and 1998, in this Form 11-K and the incorporation by reference into Cadmus Communications Corporation's previously filed Form S-8 Registration Statement 333-39185. It should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 1999, or performed any audit procedures subsequent to the date of our report.

                                        /s/ Arthur Andersen LLP

Richmond, Virginia
June 28, 2000